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                                   EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 8-K/A, into Software Spectrum, Inc.'s previously filed Registration Statements on Forms S-8 (Software Spectrum, Inc. 1993 Long Term Incentive Plan, Software Spectrum, Inc. Employee Stock Purchase Plan, Amended and Restated Stock Option Plan, and Software Spectrum, Inc. Non-Employee Directors' Retainer Stock Plan).


/s/ ARTHUR ANDERSEN LLP
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Seattle, Washington
  May 29, 1996